UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007 (June 28, 2007)
AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1050 17th Street, Suite 2400 Denver, CO 80265
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2007, American Oil & Gas Inc. (the “Company”) entered into a participation agreement, effective June 25, 2007, with Red Technology Alliance, LLC (“RTA”) and North Finn LLC, which gives RTA the option, until September 14, 2007, to fund 100% of the drilling and completion costs of a deep well test at the Company’s West Douglas project. In return, RTA would earn a 50% working interest in the Company’s approximate 40,000 gross acre position in Converse County, Wyoming. A copy of the participation agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 29, 2007, the Company issued a press release, which is attached as Exhibit 99.1.
On July 2, 2007, the Company issued a press release, which is attached as Exhibit 99.2.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	West Douglas Participation Agreement

Exhibit 99.1	Press Release dated June 29, 2007.

Exhibit 99.2	Press Release dated July 2, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007	AMERICAN OIL & GAS, INC.
	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	West Douglas Participation Agreement

Exhibit 99.1	Press Release dated June 29, 2007

Exhibit 99.2	Press Release dated July 2, 2007

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